                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                  Filed pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  April 9, 1999



                                   TEAM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Texas                         0-9950                  74-1765729
----------------------------        ----------------          -------------
(State or other jurisdiction        (Commission File          (IRS Employer
     of incorporation)                  Number)             Identification No.)



    200 Hermann Drive, Alvin, Texas                            77511
----------------------------------------                -------------------
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code: (281) 331-6154

                                   TEAM, INC.

                                      INDEX

                                                                                                                 PAGE
ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of X-Ray Inspection, Inc.

            Independent Auditors' Report                                                                           1

            Financial Statements

                Balance Sheets as of December 31, 1998 and 1997                                                    2

                Statements of Operations for the Years Ended December 31, 1998 and 1997                            4

                Statements of Retained Earnings for the Years Ended
                    December 31, 1998 and 1997                                                                     5

                Statements of Cash Flows for the Years Ended December 31, 1998 and 1997                            6

                Notes to Financial Statements                                                                     7-11

(b)      Pro Forma Consolidated Financial Information of Team, Inc. (Unaudited)

                Pro Forma Consolidated Financial Statements                                                       12

                Pro Forma Consolidated Balance Sheet as of February 28, 1999                                      13

                Pro Forma Consolidated Statement of Operations - Year Ended May 31, 1998                          14

                Pro Forma Consolidated Statement of Operations - Nine Months Ended
                    February 28, 1999                                                                             15

                Notes to Pro Forma Consolidated Financial Statements                                              16

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders
X-Ray Inspection, Inc.
Lafayette, Louisiana

         We have audited the accompanying Balance Sheets of X-Ray Inspection, Inc. as of December 31, 1998 and 1997, and the related Statements of Operations, Retained Earnings, and Cash Flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of X-Ray Inspection, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





                             WRIGHT, MOORE, DEHART,
                             DUPUIS & HUTCHINSON
                             Certified Public Accountants

February 17, 1999

                             X-RAY INSPECTION, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997


                                     ASSETS

                                                    1998            1997
                                                ------------    ------------
CURRENT ASSETS
      Cash                                      $    680,601    $    443,939
      Accounts Receivable                          1,359,965         863,562
      Employee Advances                                4,594           1,725
      Prepaid Income Taxes                             3,740              --
      Prepaid Expenses                                78,879          46,280
                                                ------------    ------------

          Total Current Assets                     2,127,779       1,355,506
                                                ------------    ------------

PROPERTY AND EQUIPMENT
      Automobile and Trucks                        1,566,212       1,292,569
      Buildings and Improvements                      36,857          34,615
      Furniture and Fixtures                          80,780          65,737
      Machinery and Equipment                      1,136,463         946,778
      Mobile Homes                                        --          16,000
                                                ------------    ------------
          Total Property and Equipment             2,820,312       2,355,699
      Less: Accumulated Depreciation              (1,276,513)     (1,119,836)
                                                ------------    ------------

          Net Property and Equipment               1,543,799       1,235,863
                                                ------------    ------------

OTHER ASSETS
      Computer Software (Net of Amortization)          7,766           9,537
                                                ------------    ------------




               TOTAL ASSETS                     $  3,679,344    $  2,600,906
                                                ============    ============

         The Accompanying Notes are an Integral Part of This Statement.

                             X-RAY INSPECTION, INC.

                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                1998            1997
                                                            ------------    ------------
CURRENT LIABILITIES
      Accounts Payable                                      $    185,046    $    112,104
      Accrued Expenses
          Payroll Taxes                                          524,152         402,598
          Salaries                                                58,647          75,627
          Insurance                                                5,731           5,577
          Sales Tax                                                  608           1,365
      Income Tax Payable                                              --             797
      Line of Credit                                             100,030              --
      Current Maturities of Capital Lease Obligations             22,251              --
      Current Maturities of Long-Term Debt                       202,156         180,459
                                                            ------------    ------------

          Total Current Liabilities                            1,098,621         778,527
                                                            ------------    ------------

LONG-TERM LIABILITIES
      Long-Term Debt (Less Current Maturities)                    68,552          86,759
      Capital Lease Obligations (Less Current Maturities)        110,322              --
      Deferred Taxes                                              35,496          35,845
                                                            ------------    ------------

          Total Long-Term Liabilities                            214,370         122,604
                                                            ------------    ------------

OTHER LIABILITIES
      Related Party Notes Payable                              1,826,762       1,156,333
                                                            ------------    ------------

          Total Liabilities                                    3,139,753       2,057,464
                                                            ------------    ------------

STOCKHOLDERS' EQUITY
      Common Stock (No Par Value, 100,000 Shares
        Authorized; 17,000 Shares Issued and Outstanding)         34,000          34,000
      Treasury Stock, 12,000 Shares at Cost                     (260,000)       (260,000)
      Retained Earnings                                          765,591         769,442
                                                            ------------    ------------

          Total Stockholders' Equity                             539,591         543,442
                                                            ------------    ------------

               TOTAL LIABILITIES AND
                 STOCKHOLDERS' EQUITY                       $  3,679,344    $  2,600,906
                                                            ============    ============

                 The Accompanying Notes are an Integral Part of This Statement.

                             X-RAY INSPECTION, INC.

                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                           1998              1997
                                                      --------------    --------------
REVENUES                                              $    9,355,433    $    7,433,813

DIRECT COSTS                                               4,889,285         3,920,192
                                                      --------------    --------------

GROSS PROFIT                                               4,466,148         3,513,621
                                                      --------------    --------------

GENERAL AND ADMINISTRATIVE EXPENSES
      Office Expenses                                      4,214,764         3,300,436
      Shop Expenses                                          244,314           173,274
                                                      --------------    --------------
          Total General and Administrative Expenses        4,459,078         3,473,710
                                                      --------------    --------------

INCOME BEFORE OTHER INCOME (EXPENSE) AND
 PROVISION FOR INCOME TAXES                                    7,070            39,911
                                                      --------------    --------------

OTHER INCOME (EXPENSE)
      Interest Income                                          6,977             7,650
      Interest Expense                                      (125,601)          (68,765)
      Miscellaneous Income                                   130,098            61,818
      Loss on Disposal of Assets                             (20,493)          (14,489)
                                                      --------------    --------------
          Total Other Income (Expense)                        (9,019)          (13,786)
                                                      --------------    --------------

INCOME (LOSS) BEFORE PROVISION
  FOR INCOME TAXES                                            (1,949)           26,125

PROVISION FOR INCOME TAXES                                     1,902            15,520
                                                      --------------    --------------

NET INCOME (LOSS)                                     $       (3,851)   $       10,605
                                                      ==============    ==============



         The Accompanying Notes are an Integral Part of This Statement.

                             X-RAY INSPECTION, INC.

                         STATEMENTS OF RETAINED EARNINGS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997





                                                     1998            1997
                                                ------------    ------------
RETAINED EARNINGS - BEGINNING                   $    769,442    $    758,837

NET INCOME (LOSS)                                     (3,851)         10,605
                                                ------------    ------------

RETAINED EARNINGS - ENDING                      $    765,591    $    769,442
                                                ============    ============






         The Accompanying Notes are an Integral Part of This Statement.

                             X-RAY INSPECTION, INC.

                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                           1998              1997
                                                     --------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES
      Net Income (Loss)                              $       (3,851)   $       10,605
                                                     --------------    --------------
      Adjustments to Reconcile Net Income to Net
        Cash Provided By Operating Activities:
          Depreciation and Amortization                     376,990           292,401
          Loss on Disposal of Property                       20,493            14,489
      Changes in Assets and Liabilities:
          Accounts Receivable                              (496,403)         (205,114)
          Employee Advances                                  (2,869)              509
          Prepaid Income Taxes                               (3,740)            1,648
          Prepaid Expenses                                  (32,599)           (9,215)
          Accounts Payable                                   72,942           (18,272)
          Accrued Liabilities                               103,971            19,542
          Income Taxes Payable                                 (797)              788
          Deferred Taxes Payable                               (349)           13,202
                                                     --------------    --------------
      Total Adjustments                                      37,639           109,978
                                                     --------------    --------------

Net Cash Provided By Operating Activities                    33,788           120,583
                                                     --------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES
      Return of Deposits                                         --               147
      Cash Payments for Purchase of Equipment              (299,210)         (282,358)
      Cash Proceeds From Sale of Equipment                   43,796             2,000
                                                     --------------    --------------

Net Cash Used In Investing Activities                      (255,414)         (280,211)
                                                     --------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES
      Borrowings on Line of Credit                          100,030                --
      Proceeds From Issuance of Related Party Debt        1,155,429         1,215,392
      Principal Payments on Related Party Debt             (485,000)         (205,722)
      Principal Payments on Long-Term Debt                 (312,171)         (424,491)
                                                     --------------    --------------

Net Cash Provided By Financing Activities                   458,288           585,179
                                                     --------------    --------------

NET INCREASE IN CASH AND EQUIVALENTS                        236,662           425,551

CASH AND EQUIVALENTS, BEGINNING OF YEAR                     443,939            18,388
                                                     --------------    --------------

CASH AND EQUIVALENTS, END OF YEAR                    $      680,601    $      443,939
                                                     ==============    ==============



         The Accompanying Notes are an Integral Part of This Statement.

                             X-RAY INSPECTION, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

(A)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      NATURE OF BUSINESS - X-Ray Inspection, Inc. (the Company) is primarily engaged in the nondestructive testing (NDE) industry. The company provides NDE services in radiography, ultrasonics, magnetic particle, and liquid penetrate, and also provides welder certification, welding consultation and holiday detector rental. The Company markets these various services to the pipeline, chemical and paper/pulp industries throughout the Gulf Coast States Region. The Company's main office is in Lafayette, Louisiana and has three branch facilities in Louisiana and one in Alabama.

      ACCOUNTS RECEIVABLE - The Company generally does not require collateral, and the majority of its trade receivables are unsecured. The carrying amount for accounts receivable approximates fair value because of the short maturity of these instruments.

      Uncollectible accounts receivable are charged directly against earnings when they are determined to be uncollectible. Use of this method does not result in a material difference from the valuation method required by generally accepted accounting principles.

      PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Expenditures for property and equipment which substantially increase the useful lives of existing assets are capitalized at cost and depreciated. Routine expenditures for repairs and maintenance are expensed as incurred.

      Depreciation is computed by using the straight-line method on the estimated useful lives of the assets. The modified accelerated cost recovery method is used for tax purposes.

      CASH AND CASH EQUIVALENTS - For purposes of the Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

      USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      INCOME TAXES - Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which these differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                             X-RAY INSPECTION, INC.

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                           DECEMBER 31, 1998 AND 1997

(A)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      CONCENTRATION OF CREDIT RISK - Financial instruments which potentially subject the Company to a concentration of credit risk consists primarily of cash and accounts receivable. The Company places its cash in highly rated financial institutions. Concentration of credit risk with respect to the receivables are limited due to the large number and size of the customers.

      The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 1998 and 1997, the Company's uninsured cash balances total $925,192 and $280,323, respectively.

(B)   INCOME TAXES

      The deferred tax liability results from the use of accelerated methods of depreciation of property and equipment, and different tax basis of property and equipment due to deferred gains and losses on assets traded and sold.

      The components of income tax expense (benefits) are as follows:

                                          1998        1997
                                       --------    --------
          Current Expense              $  2,251    $  2,318
          Deferred Expense (Benefit)       (349)     13,202
                                       --------    --------
                                       $  1,902    $ 15,520
                                       ========    ========

      Federal and state tax credits utilized to offset income tax expense for the years ended December 31, 1998 and 1997, amounted to $5,319 and $3,738, respectively.

(C)   DEBT

      LINE OF CREDIT - The Company has a $100,030 line of credit, all of which was outstanding at December 31, 1998. Bank advances on this line are payable on demand and carry an interest rate of 6.2%. The credit line is secured by a certificate of deposit owned by shareholder. The Company also has an additional $500,000 line of credit with bank, none of which has been drawn.

      LONG-TERM DEBT

      Long-term debt consisted of the following at December 31,:

                                                                     1998           1997
                                                                 ------------   ------------
      Note payable to bank, secured by equipment,
      payable in monthly installments of $8,950
      including interest at 7.15%, maturing in December, 1998    $         --   $     52,126

                             X-RAY INSPECTION, INC.

                           DECEMBER 31, 1998 AND 1997

(C)   DEBT - CONTINUED

      LONG TERM DEBT (CONTINUED)

                                                                                      1998           1997
                                                                                  ------------   ------------
      Various notes payable to banks, secured by vehicles, payable in monthly installments totaling $16,095 and $10,008 for 1998 and 1997, respectively including interest ranging from 8.25% to 10.15%, maturing between March,
      1999 and October, 2000                                                      $    229,246   $    186,759

      Various notes payable to finance company, secured by vehicles, payable in monthly installments of $2,217 with interest rates ranging between 2.9%
      and 7.99%, maturing in December, 1999 and December 2000                           41,462         28,332
                                                                                  ------------   ------------

               TOTAL                                                                   270,708        267,217

               LESS CURRENT MATURITIES                                                 202,156        180,459
                                                                                  ------------   ------------

               LONG-TERM DEBT                                                     $     68,522   $     86,758
                                                                                  ============   ============

      Future cash flow requirements for long-term debt are as follows:

         Years Ending December 31:                              Amount
         -------------------------                              ------
                    1999                                       $202,156
                    2000                                         68,552
                                                               --------
                      TOTAL                                    $270,708
                                                               ========

(D)   OPERATING LEASES

      The Company has the following operating leases:

      Office and warehouse space for the Gonzales location is leased under a five year term expiring January, 2003, requiring monthly payments of $1,590.

      Office and warehouse space for the Belle Chase location is leased under a three-year lease term expiring April, 2001, requiring monthly payments of $2,000.

      Office and warehouse space for the Lafayette location is leased from the stockholder under a five-year lease term expiring December 31, 2002, requiring monthly payments of $4,400.

                             X-RAY INSPECTION, INC.

                           DECEMBER 31, 1998 AND 1997

(D)      OPERATING LEASES - CONTINUED

         Office and warehouse space for the Sulphur location is leased from the stockholder under a five-year lease term expiring December 31, 2002, requiring monthly payments of $1,595.

         Future minimum rentals are as follows:

                  Years Ending December 31:                   Amount
                  -------------------------                   ------
                           1999                               $115,020
                           2000                                115,020
                           2001                                 99,020
                           2002                                 91,020
                           2003                                  1,590
                                                              --------
                              Total                           $421,670
                                                              ========

(E)      CAPITAL LEASES

         During 1998, the Company leased three vehicles which include radiographic equipment from a related company. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized over the lower of their related lease terms or their estimated productive lives. Amortization of assets under capital leases is included in depreciation expense for 1998. The total amount capitalized under this leasing arrangement is $134,916.

         The interest rate on capitalized leases is 9.5% which was imputed based on the lower of the Company's incremental borrowing rate at the inception of each lease of the lessor's implicit rate of return.

         Future minimum capital lease payments are as follows:

                  Years Ending December 31:                                              Amount
                  -------------------------                                              ------
                           1999                                                         $ 34,200
                           2000                                                           34,200
                           2001                                                           34,200
                           2002                                                           34,200
                           2003                                                           30,400
                                                                                        --------
                           Total minimum lease payments                                  167,200
                           Less: Amount representing interest                            (34,627)
                                                                                        --------
                           Present value of minimum lease payments                      $132,573
                                                                                        ========

                             X-RAY INSPECTION, INC.

                           DECEMBER 31, 1998 AND 1997

(F)      RELATED PARTY TRANSACTIONS

         At December 31, 1998 and 1997, the Company had notes payable to its stockholder and to members of his family, payable in monthly installments of $32,500. Interest is paid on the total outstanding balances of these notes at an annual rate of 10.0%, which amounted to $95,010 and $39,884 in 1998 and 1997, respectively.

         The Company leases two facilities from its stockholder as more fully discussed in Note (D). Total rent paid under these leases for 1998 and 1997 was $64,850 and $58,800, respectively.

         During 1998 and 1997, the Company paid consulting fees to XRI Management, Inc., which is owned by its stockholder and other related individuals, in the amount of $1,409,468 and $691,237, respectively.

         During 1998, the Company leased three vehicles and radiographic equipment from XRI Management, Inc. as more fully discussed in Note
         (E). The total amount of capital lease payments made during 1998 was $3,800 which included interest.

         During 1998, the Company sold three vehicles to XRI Management for a total of $10,500. Gain on the sale of these vehicles amounted to $1,120.

(G)      SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

         Cash paid during the year for:                          1998                     1997
                                                              ----------               ----------
                  Interest                                    $  118,281               $   68,765
                  Income Taxes                                $    6,788               $      -0-

         Supplemental Disclosure of Noncash Investing and Financing Activities during the year:

         During 1998 and 1997, the Company financed the purchase of property and equipment in the amount of $313,318 and $295,687, respectively by entering into various installment note obligations. In 1998, the Company also effectively financed the purchase of property and equipment in the amount of $134,916 by entering into a capital lease.

(H)      SUBSEQUENT EVENTS

         During February, 1999, the Company's stockholders entered into negotiations to sell all of their stock in the company to a publicly traded corporation.

                                   Team, Inc.
                   Pro Forma Consolidated Financial Statements
                                   (Unaudited)


      As reported in the Quarterly Report on Form 10-Q for the quarterly period ended February 28, 1999, on April 9, 1999, Team, Inc. (the "Company") acquired 100% of the outstanding capital stock of X-Ray Inspection, Inc., ("X-Ray"), a Louisiana corporation, from E. Patrick Manual and B. Dal Miller in consideration for the payment to the sellers of an aggregate of $8.4 million in cash and 595,000 shares of newly issued Company common stock. The cash component included $7.7 million paid at closing and an additional $700,000 paid subsequent to closing for excess working capital conveyed in the transaction. Additional consideration of up to $2.5 million in cash could be payable to the sellers over the next four years if certain high growth operating results are achieved by X-Ray. In order to finance the purchase, the Company borrowed $8.4 million under its existing credit facilities. X-Ray is in the business of providing mechanical inspection services consisting primarily of non-invasive inspections of pipelines and piping systems in industrial plants using x-ray and similar inspection techniques. X-Ray's inspection services include radiographic testing, ultrasonic testing, magnetic particle testing, and visual inspection.

      As previously reported, on August 28, 1998, the Company acquired all of the outstanding capital stock of Climax Portable Machines Tools, Inc., an Oregon corporation ("Climax"), in exchange for cash in the amount of $6,400,000 and 200,000 newly-issued shares of Team's common stock. In order to finance the acquisition and repay Climax debt, the Company borrowed $8.5 million under a new credit facility.

      The following unaudited pro forma consolidated statements of operations for the twelve months ended May 31, 1998 and the nine months ended February 28, 1999 give effect to the purchase by the Company of the capital stock of X-Ray and Climax as if the acquisitions and related financings occurred on June 1, 1997 (the beginning of fiscal 1998). The following pro forma consolidated balance sheet as of February 28, 1999 gives effect to the purchase of X-Ray as if the acquisition and related financing occurred as of that date. X-Ray's historical cost basis balance sheet as of March 31, 1999 was used to prepare the pro forma consolidated balance sheet. The acquisition of Climax is already reflected in the Company's balance sheet as of February 28, 1999.

      The pro forma financial information is based on the historical consolidated financial statements of the Company and the historical financial statements of Climax and X-Ray and should be read in conjunction with such financial statements and accompanying notes. The historical financial statements of Climax were presented in a previously filed Form 8-K/A dated November 9, 1998. X-Ray's historical statements of operations used in the preparation of the pro forma statements of operations are for the twelve months ended May 31, 1998 and the nine months ended March 31, 1999. Climax's historical statements of operations used in the preparation of the pro forma statements of operations are for the twelve months ended June 30, 1998 and the three months ended August 31, 1998. Climax's results are included in the Company's results subsequent to August 31, 1998. Net sales and income from continuing operations of Climax for the one-month ended June 30, 1998 of $924,000 and $98,000, respectively, have been included in the pro forma results of operations for both the year ended May 31, 1998 and the nine months ended February 28, 1999. The purchase method of accounting was used to prepare the pro forma financial statements using estimated fair values of the assets and liabilities of X-Ray and Climax. The purchase accounting adjustments to reflect the fair values of the assets and liabilities of X-Ray and Climax were based on management's evaluation as of this filing date and are subject to change pending final evaluation of the fair values of the assets and liabilities.

      The pro forma financial information does not purport to be indicative of either a) the results of operations which would have actually been obtained if the acquisition had occurred on the dates indicated, or b) the results of operations which will be reported in the future.

                          TEAM, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               FEBRUARY 28, 1999
                                  (UNAUDITED)


                                     ASSETS

                                                                           X-RAY
                                                                        INSPECTION,          PRO FORMA       PRO FORMA
                                                        TEAM, INC.         INC.             ADJUSTMENTS     CONSOLIDATED
                                                      ------------     ------------        -------------    ------------
Current Assets:
   Cash and cash equivalents                           $   300,000      $   195,000                          $   495,000
   Receivables                                          10,700,000        1,393,000                           12,093,000
   Materials and supplies                                8,406,000                           175,000 (6)       8,581,000
   Prepaid expenses and other current assets             1,177,000           43,000                            1,220,000
                                                       -----------      -----------      -----------         -----------
                Total Current Assets                    20,583,000        1,631,000          175,000          22,389,000

Property, Plant and Equipment:
   Land and buildings                                    9,565,000           37,000                            9,602,000
   Machinery and equipment                              15,525,000        2,686,000      $(1,288,000)(1)      16,923,000
                                                       -----------      -----------      -----------         -----------
                                                        25,090,000        2,723,000       (1,288,000)         26,525,000
   Less accumulated depreciation and amortization      (13,102,000)      (1,288,000)       1,288,000 (1)     (13,102,000)
                                                       -----------      -----------      -----------         -----------
                                                        11,988,000        1,435,000                           13,423,000
                                                       -----------      -----------      -----------         -----------
Goodwill                                                 3,677,000                         7,338,000 (1)      11,015,000

Other Assets                                             2,318,000            7,000         (138,000)(2)       2,187,000
                                                       -----------      -----------      -----------         -----------
Total Assets                                          $ 38,566,000      $ 3,073,000      $ 7,375,000        $ 49,014,000
                                                      ============      ===========      ===========        ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Current portion of long-term debt                     $ 426,000                                             $ 426,000
   Accounts payable                                      1,516,000        $ 124,000                            1,640,000
   Other accrued liabilities                             3,627,000          176,000        $ 100,000 (3)       3,903,000
   Current income taxes payable                            191,000          133,000                              324,000
                                                       -----------      -----------      -----------         -----------
                Total Current Liabilities                5,760,000          433,000          100,000           6,293,000

Long-Term Debt and Other                                13,130,000                         8,437,000 (4)      21,567,000

Deferred Taxes                                                               28,000                               28,000

Commitment and Contingencies

Stockholders' Equity:
   Common stock                                          2,275,000           34,000          144,000 (5)       2,453,000
   Additional paid-in capital                           30,965,000        1,812,000         (540,000)(5)      32,237,000
   Accumulated deficit                                 (13,406,000)       1,026,000       (1,026,000)(5)     (13,406,000)
   Unearned compensation                                   (61,000)                                              (61,000)
   Less treasury stock at cost                             (97,000)        (260,000)         260,000 (5)         (97,000)
                                                       -----------      -----------      -----------         -----------
                Total Stockholders' Equity              19,676,000        2,612,000       (1,162,000)         21,126,000
                                                       -----------      -----------      -----------         -----------
Total Liabilities and Stockholders' Equity            $ 38,566,000      $ 3,073,000      $ 7,375,000        $ 49,014,000
                                                      ============      ===========      ===========        ============

                                   TEAM, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             YEAR ENDED MAY 31, 1998
                                   (UNAUDITED)


                                                         CLIMAX
                                                        PORTABLE           X-RAY
                                                      MACHINE TOOLS,     INSPECTION,       PRO FORMA          PRO FORMA
                                      TEAM, INC.          INC.              INC.          ADJUSTMENTS        CONSOLIDATED
                                     ------------     --------------     -----------      -----------        ------------

Revenues                             $ 45,457,000     $ 12,194,000       $ 7,896,000                         $ 65,547,000

Operating expenses                     25,933,000        5,775,000         4,278,000                           35,986,000

Selling, general and administrative
   expenses                            16,610,000        4,882,000         3,546,000     $ (1,789,000)(1)      23,249,000

Interest expense                          450,000          135,000            90,000        1,009,000 (2)       1,684,000
                                     ------------     ------------       -----------     ------------         -----------

Income from continuing
   operations before income taxes       2,464,000        1,402,000           (18,000)         780,000           4,628,000

Provision for income taxes              1,071,000          400,000            10,000          359,000 (3)       1,840,000
                                     ------------     ------------       -----------     ------------         -----------

Income from continuing operations    $  1,393,000     $  1,002,000       $   (28,000)     $   421,000         $ 2,788,000
                                     ============     ============       ===========      ===========         ===========

Net income per common share:
   Basic                                   $ 0.23                                                                  $ 0.41
   Diluted                                 $ 0.23                                                                  $ 0.40

Weighted average number of
   shares outstanding:
   Basic                                5,947,000                                                               6,742,000
   Diluted                              6,112,000                                                               6,907,000

                                   TEAM, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       NINE MONTHS ENDED FEBRUARY 28, 1999
                                   (UNAUDITED)


                                                    CLIMAX
                                                    PORTABLE          X-RAY
                                                  MACHINE TOOLS,   INSPECTION,        PRO FORMA            PRO FORMA
                                    TEAM, INC.        INC.*            INC.          ADJUSTMENTS         CONSOLIDATED
                                  ------------    --------------   -----------       -----------         ------------

Revenues                          $ 39,679,000     $ 2,303,000     $ 7,186,000                          $ 49,168,000

Operating expenses                  23,248,000       1,396,000       3,930,000                            28,574,000

Selling, general and
   administrative expenses          14,598,000         910,000       3,678,000       (2,169,000) (1)      17,017,000
Severance and other charges          1,241,000                                                             1,241,000

Interest expense                       543,000         102,000         115,000          398,000  (2)       1,158,000
                                    ----------       ---------      ----------      -----------          -----------

Income from continuing
  operations before income taxes        49,000        (105,000)       (537,000)       1,771,000            1,178,000

Provision (benefit) for income
   taxes                               207,000         (37,000)                         657,000  (3)         827,000
                                    ----------       ---------      ----------      -----------          -----------
Income from continuing
   operations                       $ (158,000)      $ (68,000)     $ (537,000)     $ 1,114,000          $   351,000
                                    ==========       =========      ==========      ===========          ===========

Net income per common share:
   Basic                               $ (0.02)                                                               $ 0.04
   Diluted                             $ (0.02)                                                               $ 0.04

Weighted average number of
   shares outstanding:
   Basic                             7,413,000                                                             8,073,000
   Diluted                           7,413,000                                                             8,308,000


* The information for Climax represents the historical results for the three months ended August 31, 1998. Subsequent to that date, Climax's results are included in Team's results.

                                    TEAM, INC
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
               FOR THE YEAR ENDED MAY 31, 1998 AND THE NINE MONTHS
                             ENDED FEBRUARY 28, 1999
                                   (UNAUDITED)

Balance Sheet

The pro forma adjustments to the consolidated balance sheet reflect the following:

(1)    Allocation of purchase price of X-Ray:

         Cash and borrowings                                         $ 8,437,000
         Common stock issued                                           1,451,000
         Transaction costs                                               238,000
                                                                     -----------
                                                                      10,126,000
         Fair market value of net assets acquired                     (2,788,000)
                                                                     -----------

         Excess purchase price to be allocated to goodwill           $ 7,338,000
                                                                     ===========

      The purchase accounting adjustments to reflect the fair value of assets and liabilities was based on management's evaluation as of this filing date and are subject to change pending final evaluation of the assets and liabilities. At this time, the net book value of property, plant and equipment is estimated to approximate fair value. It is not expected that the final allocation of purchase price will produce materially different results from those presented herein.

(2) To reduce other assets by the transaction costs incurred and recorded as other assets prior to the closing of the transaction. Amount is included in the purchase price allocation detailed in note (1) above.

(3) To accrue for additional transaction costs incurred, but not paid, as of the closing of the transaction.

(4) To reflect the borrowings made by the Company of $8,437,000 to finance the transaction.

(5) To reflect the elimination of X-Ray's equity and the issuance of 595,000 shares of the Company's $.30 par value common stock (with a market price of $2.44 at the closing date).

(6)   To record materials and supplies excluded from historical balance sheet.


Statement of Operations

(1) To eliminate (a) $604,000 and $1,086,000 from X-Ray's results for the year ended May 31, 1998 and nine months ended February 28, 1999, respectively, representing consulting fees paid to a related management company which would not have been paid had the Company owned X-Ray; (b) $979,000 and $877,000 from X-Ray's results for the year ended May 31, 1998 and nine months ended February 28, 1999, respectively, representing bonuses paid to the former owner of X-Ray; and (c) $282,000 and $166,000 of private company expenses from X-Ray's results for the year ended May 31, 1998 and nine months ended February 28, 1999, respectively; (d) $200,000 from Climax's results in each of the periods presented representing special bonuses given to key employees and former shareholders in connection with the Climax acquisition; and to record goodwill amortization based on the goodwill resulting from the acquisitions on a straight-line basis over a 40-year period.

(2) To eliminate X-Ray's and Climax's interest expense on debt repaid and forgiven at the closings of the transactions and to record interest expense at 7.3%, which approximates the interest rate in effect during the periods presented, on the $8.5 million and $8.4 million borrowed to finance the purchase of Climax and X-Ray, respectively.

(3) To record the tax effect of the taxable pro forma adjustments at the statutory rate of 34%.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 14, 1999                       TEAM, INC.



                                          By:  Philip J. Hawk
                                             -----------------------------------
                                               Chairman of the Board and Chief
                                               Executive Officer


                                          By:  Ted Owen
                                             -----------------------------------
                                               Vice President
                                               Chief Financial Officer and
                                               Secretary